Exhibit 4.2

TENTH SUPPLEMENTAL INDENTURE

between

RAYMOND JAMES FINANCIAL, INC.

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

Dated as of September 11, 2025

i

TENTH SUPPLEMENTAL INDENTURE

THIS TENTH SUPPLEMENTAL INDENTURE, dated as of September 11, 2025 (this “Tenth Supplemental Indenture”), between RAYMOND JAMES FINANCIAL, INC., a Florida corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), under an Indenture dated as of August 10, 2009, between the Company and the Trustee (the “Base Indenture” and, as amended, modified and supplemented by this Tenth Supplemental Indenture, the “Indenture”).

WHEREAS, Section 10.01(e) of the Base Indenture provides that, without the consent of any holders of Securities or coupons, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental to the Base Indenture, to modify, eliminate or add to any of the provisions of the Base Indenture, provided that any such change or elimination (i) shall become effective only when there is no Security of any series Outstanding and created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision or (ii) shall not apply to any Security Outstanding;

WHEREAS, the Company wishes to make certain changes relating to covenant breaches, events of default, and permitted transfers with the amendments applying only to Securities issued after the time this Tenth Supplemental Indenture is executed and not applying to, or modifying the rights of holders of, any Security Outstanding as of the time of this Tenth Supplemental Indenture;

WHEREAS, the Company has requested that the Trustee execute and deliver this Tenth Supplemental Indenture; and

WHEREAS, all requirements necessary to make this Tenth Supplemental Indenture a valid instrument in accordance with its terms have been performed, and the execution and delivery of this Tenth Supplemental Indenture have been duly authorized in all respects.

NOW THEREFORE, the Company covenants and agrees with the Trustee as follows:

ARTICLE 1

DEFINITIONS

SECTION 1.1 Amendment to Section 1.01 of the Base Indenture.

Inserting the following new defined term immediately following the definition of “coupon”:

“Covenant Breach” means, with respect to Securities of any series (i) default in the deposit of any sinking fund payment, when and as due by the terms of a Security of such series; or (ii) default in the performance, or breach of any covenant or warranty of the Company in this Indenture or the Securities (other than a covenant or warranty a default in the performance of which or the breach of which is specifically dealt with in Section 5.1(a) or which has expressly been included in this Indenture solely for the benefit of series of Securities other than that series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of all series affected thereby (voting together as a single class) a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Covenant Breach” hereunder; or (iii) any other Covenant Breach provided pursuant to Section 3.1 with respect to the Securities of that series. For the avoidance of doubt, a Covenant Breach shall not be an Event of Default with respect to any Security, except to the extent otherwise specified as contemplated by Section 3.1 with respect to such Security. Solely for purposes of this definition, Securities issued on or after September 11, 2025 shall be deemed not to be in the same series as Securities issued prior to September 11, 2025 unless those Securities bear the same CUSIP number and/or ISIN as any Securities issued under the Base Indenture the initial issuance of which occurred prior to September 11, 2025.

SECTION 1.2 Amendment to Sections 3.04, 4.08, 6.03, 6.07, 6.11, 6.13, 7.01, 7.06 7.08, 7.14, 9.01, 10.01 and 14.04 of the Base Indenture.

Sections 3.04, 4.08, 6.03, 6.07, 6.11, 6.13, 7.01, 7.06 7.08, 7.14, 10.01 and 14.04 of the Base Indenture are hereby amended by inserting “or Covenant Breach” after each occurrence of the phrase “Event of Default.” Sections 6.11 and 14.04 of the Base Indenture are hereby amended by inserting “or Covenant Breach” after each occurrence of the phrase “Default.” Section 9.01 of the Base Indenture is hereby amended by inserting “or Covenant Breach” after each occurrence of the phrase “default.”

SECTION 1.3 Amendment to Section 6.01 of the Base Indenture

Section 6.01 of the Base Indenture is hereby amended by deleting such Section 6.01 in its entirety and replacing with the following:

“(a) Event of Default,” wherever used herein with respect to the Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), unless in the Board Resolution, supplemental indenture or Officers’ Certificate establishing such series, it is provided that such series shall not have the benefit of said Event of Default:

(1) default in the payment of any interest upon any Security of that series, when it becomes due and payable, and continuance of such default for a period of 30 days; or

(2) default in the payment of the principal of (or premium, if any, on) any Security of that series at its Maturity, and continuance of such default for a period of 30 days; or

(3) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

(4) the institution by the Company of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit for creditors, or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to be adjudicated a bankrupt, or the taking of corporate action by the Company in furtherance of any such action; or

(5) any other Event of Default provided with respect to Securities of that series in the Board Resolutions, supplemental indenture or Officers’ Certificate establishing that series.

(b) If a default occurs hereunder with respect to the Securities of any series, the Trustee shall give the holders of Securities of such series notice of such default as and to the extent provided in the Trust Indenture Act of 1939; provided, however, that in the case of any default of the character specified in Clause (ii) under the definition of “Covenant Breach” in Section 1.1 with respect to the Securities of such series, no such notice to the holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section 6.01(b), the term “default” means any event which is, or after notice or the lapse of time or both would become, an Event of Default or a Covenant Breach with respect to the Securities of such series.

(c) If an Event of Default described in Section 6.01(a)(1) or Section 6.01(a)(2) shall have occurred and be continuing, and in each and every such case, unless the principal amount of all the Securities of such series shall have already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Securities of all series affected thereby then Outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by securityholders) may declare the principal amount of all the Securities (or, with respect to Original Issue Discount Securities, such lesser amount as may be specified in the terms of such Securities) affected thereby to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Securities of such series contained to the contrary notwithstanding, or, if an Event of Default described in Sections 6.01(a)(3) and 6.01(a)(4) shall have occurred and be continuing, and in each and every such case, unless the principal of all the Securities of such series shall have already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of all the Securities then Outstanding hereunder (voting as one class), by notice in writing to the Company (and to the Trustee if given by securityholders), may declare the principal of all the Securities (or, with respect to Original Issue Discount Securities, such lesser amount as may be specified in the terms of such Securities) to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Securities contained to the contrary notwithstanding.

(d) Unless otherwise specified as contemplated by Section 2.03 with respect to the Securities of such series, there shall be no rights of acceleration other than as described in the preceding paragraph. In addition, for the avoidance of doubt, unless otherwise specified as contemplated by Section 2.03 with respect to the Securities of a series, neither the Trustee nor any holders of such Securities shall have the right to accelerate the payment of such Securities, nor shall the payment of any Securities be otherwise accelerated, as a result of a Covenant Breach. Further, for avoidance of doubt, if an Event of Default as described in Section 6.01(a)(5) is specified for a series of Securities, there will be no right to accelerate payment of such Securities on the terms described in the preceding paragraph unless such acceleration rights are granted specifically for such Securities as contemplated by Section 2.03.”

SECTION 1.4 Amendment to Section 6.03(2) of the Base Indenture.

Section 6.03(2) of the Base Indenture is hereby amended by inserting “and such default continues for a period of 30 days” after the phrase “at the maturity thereof”.

SECTION 1.5 Amendment to Section 6.13 of the Base Indenture.

Section 6.13 of the Base Indenture is hereby amended by inserting the following at the end thereof:

“For purposes of this Section 6.13, the term “default” means any event which is, or after notice or the lapse of time or both would become, an Event of Default or a Covenant Breach with respect to the Securities of such series.”

SECTION 1.6 Amendment to Section 7.14 of the Base Indenture.

Section 7.14 of the Base Indenture is hereby amended by replacing the reference to “clause (c) of Section 6.01” with “clause (ii) of the definition of Covenant Breach”.

SECTION 1.7 Amendment to Section 5.03 of the Base Indenture.

Section 5.03 of the Base Indenture is hereby amended by adding the following as the second sentence of the paragraph:

“The Company shall be deemed to have complied with the first sentence of this Section 5.03 to the extent that such information, documents and reports are filed pursuant to Section 13 or Section 15(d) of the Exchange Act with the Commission via EDGAR (or any successor electronic delivery procedure); provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to the EDGAR system (or its successor).”

SECTION 1.8 Amendment to Section 11.01 of the Base Indenture.

Section 11.01 of the Base Indenture is hereby amended by inserting a new second sentence at the end of such section: “This Section 11.01 shall not apply to the sale, conveyance of all or substantially all of the assets of the Company to one or more entities that are direct or indirect Subsidiaries in which the Company or one or more of its Subsidiaries owns or controls more than 50% of the voting stock.”

SECTION 1.9 Amendment to Section 14.04 of the Base Indenture

Section 14.04 of the Base Indenture is hereby amended by replacing the references to “subsections 6.01(a) and (b)” with “Section 6.01(a)(1) and Section 6.01(a)(2).”

ARTICLE 2

MISCELLANEOUS

SECTION 2.1 Ratification of Indenture.

The Base Indenture, as supplemented by this Tenth Supplemental Indenture, is in all respects ratified and confirmed, and this Tenth Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

SECTION 2.2 Trustee Not Responsible for Recitals.

The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of the Indenture.

SECTION 2.3 Governing Law.

This Tenth Supplemental Indenture shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with laws of said State.

SECTION 2.4 Separability.

In case any one or more of the provisions contained in this Tenth Supplemental Indenture shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Tenth Supplemental Indenture, but this Tenth Supplemental Indenture shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 2.5 Counterparts.

This Tenth Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Tenth Supplemental Indenture or any document to be signed in connection with this Tenth Supplemental Indenture, including by the Trustee, shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services under the Indenture (“Electronic Means”).

Delivery of an executed counterpart signature page of this Tenth Supplemental Indenture by any such electronic transmission shall be effective as delivery of a manually executed counterpart of this Tenth Supplemental Indenture and shall have the same legal validity and enforceability as a manually executed signature to the fullest extent permitted by applicable law. Any electronically signed document delivered via email from a person purporting to be an authorized officer shall be considered signed or executed by such authorized officer on behalf of the applicable person and will be binding on all parties hereto to the same extent as if it were manually executed. Neither the Company nor the Trustee shall have any duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto.

SECTION 2.6 Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 2.7 Waiver of Jury Trial.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS TENTH SUPPLEMENTAL INDENTURE OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 2.8 Damages.

In no event shall the Trustee be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss or profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 2.9 FATCA.

In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Tax Law”), if a foreign financial institution, issuer, trustee, paying agent, holder or other institution (the “Foreign Institution”) has agreed to be a party or subject to the Indenture, (i) the Foreign Institution agrees to provide (and, to the extent such information is in the possession of the Company, the Company agrees to provide) to The Bank of New York Mellon sufficient information about itself so The Bank of New York Mellon can determine whether it has tax related obligations under Applicable Tax Law, and (ii) the Company and the Foreign Institution agree that The Bank of New York Mellon shall be entitled to make any withholding or deduction from payments under the Indenture to the extent necessary to comply with Applicable Tax Law. The terms of this section shall survive the termination of the Indenture.

SECTION 2.10 Trustee Notice of Default.

The Trustee shall not be deemed to have notice of any default, Event of Default or Covenant Breach unless either (i) a Responsible Officer has actual knowledge of such default, Event of Default or Covenant Breach or (ii) written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee and such notice references the applicable series of Securities and the Indenture.

SECTION 2.11 Electronic Means.

The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to the Indenture and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions, and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of the applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction, except for any such losses, costs or expenses due to the Trustee’s gross negligence or willful misconduct. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

SECTION 2.12 OFAC Certification and Covenants.

(a) The Company covenants and represents that neither they nor any of their affiliates, subsidiaries, directors or officers are the target or subject of any sanctions enforced by the US Government, (including, the Office of Foreign Assets Control of the US Department of the Treasury) or other relevant sanctions authority to which the Company is subject (collectively “Sanctions”).

(b) The Company covenants and represents that neither they nor any of their affiliates, subsidiaries, directors or officers will use any payments made pursuant to this Tenth Supplemental Indenture: (i) to fund or facilitate any activities of or business with any person who, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business with any country or territory that is the target or subject of Sanctions, or (iii) in any other manner that will result in a violation of Sanctions by any person.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Tenth Supplemental Indenture to be duly executed by their authorized respective officers as of the day and year first above written.

RAYMOND JAMES FINANCIAL, INC.

By:	/s/ Jonathan W. Oorlog, Jr.
Name: Jonathan W. Oorlog, Jr.
Title: Chief Financial Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ April Bradley
Name: April Bradley
Title: Vice President